EXHIBIT 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

DAVITA INC.

(Exact name of obligor as specified in its charter)

Delaware	51-0354549
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Table of Additional Registrants

Exact Name of Additional Registrants	Jurisdiction of Formation	I.R.S. Employer Identification No.
Alamosa Dialysis, LLC	Delaware	26-3340007
Carroll County Dialysis Facility, Inc.	Maryland	52-1693649
Continental Dialysis Center of Springfield-Fairfax, Inc.	Virginia	62-1238381
Continental Dialysis Center, Inc.	Virginia	22-2470712
DaVita - West, LLC	Delaware	01-0561202
DaVita of New York, Inc.	New York	26-1650326
DaVita Rx, LLC	Delaware	20-3998217
Dialysis Holdings, Inc.	Delaware	94-3096645
Dialysis Specialists of Dallas, Inc.	Texas	75-2533856
DNP Management Company, LLC	Delaware	26-0775419
Downriver Centers, Inc.	Michigan	38-3500376
DVA Healthcare of Maryland, Inc.	Maryland	62-1605235
DVA Healthcare of Massachusetts, Inc.	Massachusetts	62-1529463
DVA Healthcare of Pennsylvania, Inc.	Pennsylvania	91-1867238
DVA Healthcare Procurement Services, Inc.	California	33-0731597
DVA Healthcare Renal Care, Inc.	Nevada	95-2977916
DVA Laboratory Services, Inc.	Florida	65-0127483
DVA of New York, Inc.	New York	91-1806157
DVA Renal Healthcare, Inc.	Tennessee	62-1323090
East End Dialysis Center, Inc.	Virginia	54-1318452
Elberton Dialysis Facility, Inc.	Georgia	58-1721014
Flamingo Park Kidney Center, Inc.	Florida	65-0431823
Fort Dialysis, LLC	Delaware	27-2942409
Freehold Artificial Kidney Center, L.L.C.	New Jersey	22-3328300
Greenspoint Dialysis, LLC	Delaware	26-1649191
Hills Dialysis, LLC	Delaware	27-1859945
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Delaware	76-0509917
Kidney Care Services, LLC	Delaware	11-3685202
Knickerbocker Dialysis, Inc.	New York	40-0002285
Liberty RC, Inc.	New York	91-1889832
Lincoln Park Dialysis Services, Inc.	Illinois	36-3191860
Maple Grove Dialysis, LLC	Delaware	26-1757887
Mason-Dixon Dialysis Facilities, Inc.	Maryland	52-1766772
Nephrology Medical Associates of Georgia, LLC	Georgia	91-2160693
Neptune Artificial Kidney Center, L.L.C.	New Jersey	22-3328303
New Hope Dialysis, LLC	Delaware	20-3344191
North Atlanta Dialysis Center, LLC	Delaware	20-0336249
North Colorado Springs Dialysis, LLC	Delaware	26-2099530
Palo Dialysis, LLC	Delaware	26-4578737
Patient Pathways, LLC	Delaware	27-0670041
Physicians Choice Dialysis Of Alabama, LLC	Delaware	90-0072092

Exact Name of Additional Registrants	Jurisdiction of Formation	I.R.S. Employer Identification No.
Physicians Choice Dialysis, LLC	Delaware	90-0072080
Physicians Dialysis Acquisitions, Inc.	Delaware	04-3546654
Physicians Dialysis Ventures, Inc.	Delaware	04-3546656
Physicians Dialysis, Inc.	Delaware	04-3535478
Physicians Management, LLC	Delaware	90-0072097
Renal Life Link, Inc.	Delaware	20-1649898
Renal Treatment Centers - California, Inc.	Delaware	23-2741218
Renal Treatment Centers - Hawaii, Inc.	Delaware	23-2830661
Renal Treatment Centers - Illinois, Inc.	Delaware	23-2798598
Renal Treatment Centers - Mid-Atlantic, Inc.	Delaware	23-2536597
Renal Treatment Centers - Northeast, Inc.	Delaware	23-2709856
Renal Treatment Centers - Southeast, LP	Delaware	23-2791135
Renal Treatment Centers - West, Inc.	Delaware	23-2763722
Renal Treatment Centers, Inc.	Delaware	23-2518331
RMS Lifeline, Inc.	Delaware	36-4258607
Rocky Mountain Dialysis Services, LLC	Delaware	32-0000322
Shining Star Dialysis, Inc.	New Jersey	91-2134787
Sierra Rose Dialysis Center, LLC	Delaware	02-0614476
Southwest Atlanta Dialysis Centers, LLC	Delaware	20-0336205
The DaVita Collection, Inc.	California	20-5766131
Total Acute Kidney Care, Inc.	Florida	65-0086334
Total Renal Care Texas Limited Partnership	Delaware	74-2794200
Total Renal Care, Inc.	California	95-3372911
Total Renal Laboratories, Inc.	Florida	59-3205549
Total Renal Research, Inc.	Delaware	94-3269918
TRC - Indiana, LLC	Indiana	91-1971775
TRC of New York, Inc.	New York	91-1849180
TRC West, Inc.	Delaware	88-0364717
Tree City Dialysis, LLC	Delaware	26-0460873
VillageHealth DM, LLC	Delaware	20-0174548
Westview Dialysis, LLC	Delaware	20-5394805

1551 Wewatta Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip code)

Senior Debt Securities and

Guarantees of Senior Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 27th day of September, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/S/ ALEX BRIFFETT
Name:	JOHN A. (ALEX) BRIFFETT
Title:	SENIOR ASSOCIATE

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business June 30, 2010, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,097
Interest-bearing balances	1,319
Securities:
Held-to-maturity securities	12
Available-for-sale securities	647,932
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	112,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,065
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	230,506
Other assets	161,731

Total assets	$2,022,976

1

Dollar Amounts in Thousands
LIABILITIES

Deposits:
In domestic offices	559
Noninterest-bearing	559
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	216,295
Total liabilities	485,545
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	412,936
Accumulated other comprehensive income	1,975
Other equity capital components	0
Not available
Total bank equity capital	1,537,431
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,537,431

Total liabilities and equity capital	2,022,976

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz             )             Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President             )

Frank P. Sulzberger, MD               )             Directors (Trustees)

William D. Lindelof, MD              )

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